Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

Faraday Future Intelligent Electric Inc.

Robotics Business Reorganization and Related Financing

On October 23, 2026, Faraday Future Intelligent Electric Inc. (the “Company” or “FFAI”), through its subsidiaries, completed the transfer of its robotics business (the “Robotics Business”) to FF EAI Robotics Ecosystem Inc. (“FFR”), formerly AIxCrypto Holdings, Inc., pursuant to the Transaction Agreement dated October 12, 2026 (the “Reorganization”). In connection with the Reorganization, FFR entered into a securities purchase agreement with two investors for an aggregate $10.0 million private investment in public equity financing (the “PIPE Financing” and, together with the Reorganization, the “Transactions”).

FFR was controlled by the Company before the Reorganization and remains a consolidated subsidiary following the Transactions. The Robotics Business is held indirectly through FFR following the Reorganization. The Transactions change the interests attributable to the Company and noncontrolling shareholders without a loss of control.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions as if they occurred on June 30, 2026. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026 give effect to the Transactions as if they occurred on January 1, 2025.

The unaudited pro forma condensed consolidated financial information is presented in accordance with Article 11 of Regulation S-X and U.S. generally accepted accounting principles (“U.S. GAAP”). It should be read together with the Company’s consolidated financial statements and related notes for the year ended December 31, 2025 and the six months ended June 30, 2026.

The pro forma financial information is presented for illustrative purposes and does not necessarily reflect the financial position or results of operations that would have occurred had the Transactions been completed on the dates indicated, or the Company’s future financial position or results of operations. No management adjustments for anticipated synergies, cost savings or other operating improvements are included.

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Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2026 (Dollars in thousands)

	FFAI Historical	Subsequent Events (a)	Robotics Disposal (b)	FFR Consolidation (c)	PIPE (d)	Ownership Allocation (e)	Pro Forma
Cash and cash equivalents	11,196	6,796	(6,895)	6,895	10,000	—	27,992
Restricted cash, current	12,537	—	—	—	—	—	12,537
Accounts receivable, net	400	—	(192)	192	—	—	400
Digital assets	5,213	—	—	—	—	—	5,213
Deposits	13,368	—	(437)	437	—	—	13,368
Inventory	3,185	—	(1,775)	1,775	—	—	3,185
Other current assets	6,241	—	(453)	453	—	—	6,241
Total current assets	52,140	6,796	(9,753)	9,753	10,000	—	68,936
Property and equipment, net	140,026	—	—	—	—	—	140,026
Restricted cash, non-current	30,152	—	—	—	—	—	30,152
Operating lease right-of-use assets	14,784	—	—	—	—	—	14,784
Intangible assets, net	554	—	—	—	—	—	554
Goodwill	23,692	—	—	—	—	—	23,692
Other non-current assets	18,454	—	—	—	—	—	18,454
Total assets	279,802	6,796	(9,753)	9,753	10,000	—	296,598
Accounts payable	49,444	(130)	(1,289)	1,289	—	—	49,314
Accrued expenses and other current liabilities	41,422	(1,362)	(550)	550	—	—	40,060
Related party accrued expenses	12,669	—	—	—	—	—	12,669
Warrant liability	768	(2)	—	—	—	—	766
Related party accrued interest	18	—	—	—	—	—	18
Other financing liabilities, current	1,063	—	—	—	—	—	1,063
Operating leases, current	864	—	—	—	—	—	864
Related party notes payable, current	1,696	—	—	—	—	—	1,696
Notes payable, current	27,977	(1,025)	—	—	—	—	26,952
Total current liabilities	135,921	(2,519)	(1,838)	1,838	—	—	133,402
Other financing liabilities, non-current	48,587	—	—	—	—	—	48,587
Operating leases, non-current	12,383	—	—	—	—	—	12,383
Other liabilities, non-current	1,249	—	—	—	—	—	1,249
Related party notes payable, non-current	2,505	—	—	—	—	—	2,505
Notes payable, non-current	71,951	(8,660)	—	—	—	—	63,291
Related party derivative call option	980	—	—	—	—	—	980
Derivative call option	4,814	—	—	—	—	—	4,814
Total liabilities	278,390	(11,179)	(1,838)	1,838	—	—	267,211
Common stock	—	1	—	—	—	—	1
Additional paid-in capital	4,751,694	22,168	(27,868)	27,868	3,631	21,477	4,798,969
Accumulated other comprehensive income (loss)	943	—	—	—	—	—	943
Accumulated deficit	(4,779,927)	(6,159)	19,954	(19,954)	—	—	(4,786,086)
Noncontrolling interests	28,702	1,965	—	—	6,369	(21,477)	15,560
Total liabilities and equity	279,802	6,796	(9,753)	9,753	10,000	—	296,598

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

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Unaudited Pro Forma Condensed Consolidated Statement of Operations

Six months ended June 30, 2026
(Amounts in thousands of U.S. dollars; weighted-average shares in thousands; per-share amounts in U.S. dollars)

	FFAI Historical	Subsequent Events (a)	Robotics Disposal (b)	FFR Consolidation (c)	PIPE (d)	Ownership Allocation (e)	Pro Forma
Revenue	1,348	—	(1,141)	1,141	—	—	1,348
Cost of revenues	23,428	—	(785)	785	—	—	23,428
Gross loss	(22,080)	—	(356)	356	—	—	(22,080)
Research and development	11,133	—	(5,122)	5,122	—	—	11,133
Sales and marketing	7,676	—	(4,331)	4,331	—	—	7,676
General and administrative	23,500	—	(9,932)	9,932	—	—	23,500
Loss on disposal of property and equipment	316	—	—	—	—	—	316
Impairment of long-lived assets and deposits	183	—	—	—	—	—	183
Credit loss expense	143	—	—	—	—	—	143
Impairment of intangible assets, including goodwill	5,701	—	—	—	—	—	5,701
Total operating expenses	48,652	—	(19,385)	19,385	—	—	48,652
Loss from operations	(70,732)	—	19,029	(19,029)	—	—	(70,732)
Net loss on digital assets	(2,930)	—	—	—	—	—	(2,930)
Change in fair value of notes payable and warrants	4,032	—	—	—	—	—	4,032
Change in fair value of related party notes payable	1,524	—	—	—	—	—	1,524
Loss on settlement of notes payable	(16,276)	—	—	—	—	—	(16,276)
Loss on settlement of note receivable	(376)	—	—	—	—	—	(376)
Other income, net	7,417	—	23	(23)	—	—	7,417
Interest expense	(4,826)	—	—	—	—	—	(4,826)
Loss before income taxes	(82,167)	—	19,052	(19,052)	—	—	(82,167)
Income tax benefit	887	—	—	—	—	—	887
Net loss	(81,280)	—	19,052	(19,052)	—	—	(81,280)
Net loss attributable to noncontrolling interests	(6,395)	—	—	—	—	183	(6,212)
Net loss attributable to FFAI	(74,885)	—	19,052	(19,052)	—	(183)	(75,068)
Less: deemed dividend	(222)	—	—	—	—	—	(222)
Loss available to common stockholders	(75,107)	—	19,052	(19,052)	—	(183)	(75,290)
Weighted-average shares — basic	1,757	7,075	—	—	—	(1)	8,831
Weighted-average shares — diluted	1,757	7,075	—	—	—	(1)	8,831
Basic loss per share	(42.74)	—	—	—	—	—	(8.53)
Diluted loss per share	(42.74)	—	—	—	—	—	(8.53)

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

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Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year ended December 31, 2025
(Amounts in thousands of U.S. dollars; weighted-average shares in thousands; per-share amounts in U.S. dollars)

	FFAI Historical	Subsequent Events (a)	Robotics Disposal (b)	FFR Consolidation (c)	PIPE (d)	Ownership Allocation (e)	Pro Forma
Revenue	536	—	—	—	—	—	536
Cost of revenues	98,302	—	—	—	—	—	98,302
Gross loss	(97,766)	—	—	—	—	—	(97,766)
Research and development	16,603	—	(300)	300	—	—	16,603
Sales and marketing	12,310	—	(248)	248	—	—	12,310
General and administrative	55,733	1,647	(355)	355	—	—	57,380
Loss on disposal of property and equipment	2,459	—	—	—	—	—	2,459
Impairment of long-lived assets and deposits	137,435	—	—	—	—	—	137,435
Goodwill impairment	4,450	—	—	—	—	—	4,450
Credit loss expense	4,294	—	—	—	—	—	4,294
Total operating expenses	233,284	1,647	(902)	902	—	—	234,931
Loss from operations	(331,050)	(1,647)	902	(902)	—	—	(332,697)
Change in fair value of notes, warrants and derivatives	49,093	—	—	—	—	—	49,093
Change in fair value of related party notes payable	(1,627)	—	—	—	—	—	(1,627)
Loss on settlement of notes payable	(100,524)	(3,992)	—	—	—	—	(104,516)
Loss on settlement of related party notes payable	(5,128)	—	—	—	—	—	(5,128)
Interest expense	(8,649)	—	—	—	—	—	(8,649)
Net loss on digital assets	(4,117)	—	—	—	—	—	(4,117)
Other income, net	4,983	(4)	—	—	—	—	4,979
Loss before income taxes	(397,019)	(5,643)	902	(902)	—	—	(402,662)
Income tax expense	(63)	—	—	—	—	—	(63)
Net loss	(397,082)	(5,643)	902	(902)	—	—	(402,725)
Net loss attributable to noncontrolling interests	(6,386)	(383)	—	—	—	3,483	(3,287)
Net loss attributable to FFAI	(390,696)	(5,260)	902	(902)	—	(3,483)	(399,439)
Weighted-average shares — basic	829	7,075	—	—	—	—	7,904
Weighted-average shares — diluted	829	7,075	—	—	—	—	7,904
Basic loss per share	(471.48)	—	—	—	—	—	(50.54)
Diluted loss per share	(471.48)	—	—	—	—	—	(50.54)

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1 Basis of Presentation

The Reorganization is a transfer among entities under common control. FFR and the Robotics Business continue to be consolidated at their existing carrying amounts. Under Financial Accounting Standards Board Accounting Standards Codification Topic 810, Consolidation, changes in the Company’s ownership interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions. The carrying amounts attributable to the Company and noncontrolling interests are adjusted to reflect their revised interests in FFR. No consolidated disposal gain or loss, new goodwill or fair-value step-up is recognized.

The Robotics Disposal column removes the historical assets, liabilities and operating results of the Robotics Business. The FFR Consolidation column includes those same carrying amounts through FFR and reflects elimination of the related intercompany investment and subsidiary equity interests. The Robotics Business remains in continuing operations. The separate PIPE and ownership allocation columns reflect external financing and changes in the attribution of equity and earnings.

The Company began consolidating FFR on September 29, 2025. FFR’s results before that date are excluded from the historical and pro forma statements of operations. The Robotics Business’s results for the full periods presented are included, with its ownership attribution adjusted for the Transactions as of January 1, 2025. Certain expense captions of the Robotics Business have been reclassified to conform to the Company’s presentation, without changing net loss. Amounts may not add due to rounding. Historical 2025 per-share data reflect the Company’s one-for-150 reverse stock split in 2026. Potential common shares are excluded from diluted loss per share when their effect is antidilutive.

The pro forma presentation assumes receipt of the full $10.0 million PIPE subscription. No discretionary debt repayments, future equity-line draws or investment income on unused proceeds are included. The equity exchange and subsequent merger are expected to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. Accordingly, no incremental U.S. federal income tax effect has been reflected for these transactions. Corporate overhead and underlying third-party costs that continue to be incurred by the consolidated group remain in operating expenses.

2 Transaction Terms and Consideration

The Reorganization consideration consists of 1,315,313 shares of FFR common stock and 65,475 shares of FFR Series C preferred stock. The Series C preferred stock is convertible into an aggregate 65,474,624 shares of common stock under its filed certificate of designation. The consideration is held within the Company’s consolidated group. The related investment and subsidiary equity interests are eliminated in consolidation.

Component	Quantity / amount ($ in thousands)	Measurement
FFR common stock	1,315,313 shares	Part of the internal equity consideration
FFR Series C preferred stock	65,475 shares; 65,474,624 common-share equivalents	Part of the internal equity consideration
Total internal consideration, carrying-value basis	7,914	Historical net carrying amount transferred; eliminated in consolidation
External cash consideration for the Robotics Business transfer	—	No payment outside the consolidated group
External PIPE subscriptions	10,000	Cash proceeds before issuance costs

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Lumina Investment International Limited and Lioness Limited subscribed for $4.0 million and $6.0 million, respectively, of FFR common stock and Series D preferred stock. At the $1.50 subscription price, the $10.0 million financing represents approximately 6,666,667 common-share equivalents before whole-share rounding and related refunds. The allocation between common stock and Series D preferred stock is subject to the purchase agreement’s ownership limitations; those conversion limitations do not reduce the assumed economic participation of the PIPE investors.

Unexercised options to purchase shares of FF EAI Robotics Inc. are assumed by FFR at the contractual exchange ratio of 0.89, with underlying shares rounded down for each award. Unexercised options and early-exercised shares that remain unvested and repurchasable at the exercise price are excluded from the as-converted ownership allocation; cash received for those early exercises is recognized as a refundable deposit liability.

3 Pro Forma Adjustments

(a) Subsequent Transactions

Reflects completed post-June 30, 2026 financing and equity transactions, including at-the-market offerings of FFAI common stock, note conversions, vendor settlements, compensation-liability transfers, FFR’s issuance of advisory shares to About Investment Pte. Ltd. and completed purchases of FFR common stock under its equity line of credit (“ELOC”) facility, plus $0.569 million of employee checks received subject to collection and recorded as refundable exercise deposits. These transactions increase weighted-average FFAI common shares by 7,075,240 in each period. The 2025 statement includes net nonrecurring expense of $5.643 million from these financing and equity transactions; these one-time effects are not repeated in the six months ended June 30, 2026. No full third-quarter operating results or incremental transaction-related employee compensation are included.

(b) Robotics Disposal

Reflects removal of the Robotics Business’s historical assets, liabilities and operating results, which are restored through FFR in adjustment (c).

(c) Consolidation through FFR and Intercompany Eliminations

Reflects reconsolidation of the Robotics Business at the carrying amounts removed in adjustment (b) and elimination of the related intercompany investments, consideration, balances and charges. Adjustments (b) and (c) have no combined effect on consolidated assets, liabilities, revenue or net loss. Underlying third-party costs remain in consolidated expenses, and the royalty-free common technology license creates no incremental consolidated royalty expense or intangible asset.

(d) PIPE Financing

Reflects $10.0 million of external PIPE proceeds, increasing noncontrolling interests by $6.369 million and FFAI additional paid-in capital by $3.631 million, including the change in participation in FFR’s pre-financing net assets. The presentation assumes permanent-equity classification and as-converted participation of the PIPE securities. No Reorganization costs or PIPE issuance costs have been reflected.

(e) Ownership Allocation

Reflects reallocation of the existing carrying amounts of equity between FFAI and noncontrolling interests for the Reorganization, with the corresponding parent-equity adjustment recorded in additional paid-in capital and accumulated other comprehensive income, as applicable. The noncontrolling ownership percentage on an as-converted basis changes from the historical 42.46% to 12.1789% after the Reorganization and 18.2098% after the PIPE Financing; FFAI’s post-PIPE participation is 81.7902%. The allocation excludes the 3,990,000 recallable, unpurchased ELOC shares and the employee shares described in Note 2. The $5.907 thousand carrying amount of subsidiary option equity remains a separate component of noncontrolling interests, with no additional compensation charge.

The statements of operations reallocate losses of FFR and the Robotics Business between FFAI and noncontrolling interests using the post-PIPE participation of 18.2098% in both periods, including FFR’s existing acquisition-basis charges. Each change in loss attributable to noncontrolling interests has an equal and opposite effect on loss attributable to FFAI; consolidated net loss is unchanged. The 2025 allocation excludes FFR’s results before September 29, 2025. The 2026 weighted-average FFAI share count also reflects the revised noncontrolling participation in FFAI shares held by FFR from April 15 through June 30, 2026.

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